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                                 EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10317) pertaining to the 1995 Incentive Plan and Non-Employee Directors' Incentive Plan of Patriot American Hospitality, Inc. (the "Company") of our report dated October 15, 1996 with respect to the Statement of Direct Revenue and Direct Operating Expenses of the Holiday Inn Miami Airport for the year ended August 31, 1996 which is included in the Company's Current Report on Form 8-K dated December 5, 1996.



                                        COOPERS & LYBRAND L.L.P.

Dallas, Texas
December 4, 1996